Exhibit 99.1

Leaf Group Ltd. Reports First Quarter 2021 Results

SANTA MONICA, CA – May 6, 2021 – Leaf Group Ltd. (NYSE: LEAF), a diversified consumer internet company, today reported financial results for the first quarter ended March 31, 2021.

Unaudited Financial Summary
(In thousands, except per share amounts)

	Three months ended
	March 31,
	2021	2020
Segment Revenue:
Society6 Group	$32,878	$15,993
Saatchi Art Group	5,110	2,748
Media Group	13,889	14,124
Total revenue	$51,877	$32,865

Net loss	$(6,295)	$(10,676)

EPS—basic and diluted	$(0.18)	$(0.40)

Segment Operating Contribution:
Society6 Group	$1,739	$(445)
Saatchi Art Group	(341)	(1,347)
Media Group	4,824	3,744
Deduct:
Strategic shared services and corporate overhead	(8,110)	(7,329)
Acquisition, disposition and realignment costs	1,303	—
Adjusted EBITDA(1)	$(585)	$(5,377)

Net cash used in operating activities	$(12,993)	$(3,880)
Free cash flow(1)	$(14,421)	$(5,588)

(1)	These non-GAAP financial measures, and reasons for why the Company believes these non-GAAP financial measures are useful, are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

Q1 and Preliminary April 2021 Financial Summary:

Leaf Group is comprised of three reporting segments: Society6 Group, Saatchi Art Group, and Media Group.

For the first quarter of 2021:

●	Total revenue increased 58% year-over-year from $32.9 million to $51.9 million due to a 106% increase in Society6 Group revenue and an 86% increase in Saatchi Art Group revenue, partially offset by a 2% decrease in Media Group revenue.
●	Society6 Group revenue increased 106% year-over-year from $16.0 million to $32.9 million. This increase was primarily attributable to overall Direct-to-Consumer revenue growth of 112%, including 118% growth in the U.S. and 82% growth internationally.

●	Saatchi Art Group revenue increased 86% year-over-year from $2.7 million to $5.1 million. This increase was primarily attributable to strength in the Saatchi Art online marketplace with revenue growth of 58% and an increase in The Other Art Fair revenue resulting from one live art fair hosted in Australia and sponsorship revenue from two virtual fairs.
●	Media Group revenue decreased 2% year-over-year from $14.1 million to $13.9 million. This decrease was primarily attributable to a 35% decrease in visits, partially offset by a 52% increase in revenue per visit and robust revenue growth for Well+Good and Hunker. On a pro forma basis after giving effect to the Hearst Transaction, visits decreased by 20% and revenue per visit increased by 22% year-over-year.(1)
●	Net loss was $6.3 million for the quarter, an improvement of $4.4 million year-over-year, and Adjusted EBITDA was ($0.6) million for the quarter, reflecting an improvement of $4.8 million year-over-year. The improvement in net loss and Adjusted EBITDA for the quarter, as compared to last year, was primarily attributable to (a) incremental flow throughs on revenue growth, (b) not filling open positions as quickly as anticipated and (c) increased demand on Society6 that we believe is partially attributable to additional government stimulus checks during the month of March. We expect discrete investments in Q2 2021 across our businesses of $3 million to $5 million, including investments in customer acquisition and retention, hiring, and in new media content.
●	Cash and cash equivalents was $52.0 million at period end with $11.4 million in debt outstanding including $7.1 million from the Paycheck Protection Program and $4.0 million drawn on our revolving credit facility. On May 5, 2021, we paid all amounts due and owed under the credit facility in the amount of $4.0 million.
●	Net cash used in our operating activities during the quarter was $13.0 million as a result of our net loss of $6.3 million and a decrease of $11.7 million related to our net working capital, partially offset by $5.0 million in non-cash charges. The decrease in working capital during the quarter was primarily due to ordinary course variances in the timing of collections and payments. The adjustments for non-cash charges were primarily related to depreciation and amortization and stock-based compensation. Free cash flow for the quarter was ($14.4) million as a result of our net cash used in operating activities of $13.0 million, $1.8 million in purchases of property, plant and equipment and intangible assets and $0.4 million of acquisition, disposition, realignment and contingent payments.
●	On a consolidated basis, Leaf Group’s properties reached over 57 million monthly unique visitors in the United States in March 2021 (source: March 2021 U.S. comScore).
●	In April 2021, Society6 Group GTV grew 3% year-over-year, reflecting the difficult year-over-year comparison with a decline in new customers on a year-over-year basis, offset by growth in repeat customers. Saatchi Art Group GTV decreased 2% year-over-year, due to a significant Hospitality order in April 2020. Saatchi Art Group online marketplace GTV excluding Hospitality increased 21% year-over-year. Media Group revenue grew by more than 5% primarily attributable to growth in revenue per visit, partially offset by a decline in traffic.

____________

(1)	On April 24, 2020, Leaf Group entered into an Asset Sale and Services Agreement with Hearst Newspapers (“Hearst”), pursuant to which the Company sold to Hearst a library of content carried on certain websites that had been hosted by the Company on behalf of Hearst for $9.5 million, of which $4.0 million was paid at signing (the “Hearst Transaction”). The balance of $5.5 million was paid on August 21, 2020, upon completion of the migration of the Hearst Content to servers controlled by Hearst. As of April 25, 2020, the Company is no longer including visits to the sites migrated to Hearst in the Hearst Transaction in its media group metrics.

Unaudited Operating Metrics:

	Three months ended
	March 31,
	2021	2020	% Change
Society6 Group Metrics:
Society6 Group Number of Transactions(1)	493,964	267,735	84%
Society6 Group Gross Transaction Value (in thousands)(2)	$37,215	$18,562	100%

Saatchi Art Group Metrics:
Saatchi Art Group Number of Transactions(3)	10,142	5,462	86%
Saatchi Art Group Gross Transaction Value (in thousands)(4)	$11,431	$8,074	42%
Number of Art Fairs(5)	1	—	100%

Media Group Metrics:(6)
Visits per Google Analytics (in thousands)(7)	422,312	653,108	(35)%
Revenue per Visit (RPV)(8)	$32.89	$21.63	52%
Pro forma Visits per Google Analytics (in thousands)(7)(9)	422,312	524,816	(20)%
Pro forma Revenue per Visit (RPV)(8)(9)	$32.89	$26.91	22%

(1)	Society6 Group number of transactions is defined as the total number of Society6 Group transactions successfully completed by a customer during the applicable period.
(2)	Society6 Group gross transaction value is defined as the total dollar value of Society6 Group transactions. Society6 Group gross transaction value is the total amount paid by the customer for a Society6 Group product, which consists of the following elements: the product price, inclusive of the commission payable to the artist, shipping charges, and sales taxes, less any promotional discounts. Gross transaction value does not reflect any subsequent cancellations, refunds or credits and does not represent revenue earned by the Company.
(3)	Saatchi Art Group number of transactions is defined as the total number of Saatchi Art Group transactions successfully completed by a customer during the applicable period, excluding certain transactions generated by Saatchi Art’s The Other Art Fair, which include sales of stand space to artists at fairs, sponsorship fees and ticket sales.
(4)	Saatchi Art Group gross transaction value is defined as the total dollar value of Saatchi Art Group transactions, excluding the revenue from certain transactions generated by Saatchi Art’s The Other Art Fair, which include sales of stand space to artists at fairs, sponsorship fees and ticket sales. Saatchi Art Group gross transaction value is the total amount paid by the customer for a Saatchi Art Group product, which consists of the following elements: the product price, inclusive of the commission payable to the artist, shipping charges, and sales taxes, less any promotional discounts. Gross transaction value does not reflect any subsequent cancellations, refunds or credits and does not represent revenue earned by the Company.
(5)	Number of Art Fairs is defined as in-person art fairs hosted by The Other Art Fair.
(6)	From April 25, 2020 onwards, Media Group Metrics exclude visits generated by certain domains no longer under our control as a result of the Hearst Transaction.
(7)	Visits per Google Analytics is defined as the total number of times users access the Company’s content across (a) one of its owned and operated properties and/or (b) one of its customers’ properties, to the extent that the visited customer web pages are hosted by the Company. In each case, breaks of access of at least 30 minutes constitute a unique visit. Additionally, a visit is also considered to have ended at midnight or if a user arrives via one campaign, leaves, and then comes back via a different campaign.
(8)	RPV is defined as Media Group revenue per one thousand visits.
(9)	Pro forma Visits and Pro forma Revenue per Visit exclude visits generated by certain domains no longer under our control as a result of the Hearst Transaction for all periods reported. The number of visits is derived from Google Analytics.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Leaf Group uses certain non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Leaf Group’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release, together with the GAAP financial results, are the primary measures used by the Company’s management and board of directors to understand and evaluate the Company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the Company’s core operating results. Management also uses these measures to prepare and update the Company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the Company’s financial statements. Accordingly, the Company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and in comparing operating results across periods and to those of Leaf Group’s peer companies.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the Company’s financial performance and operations. An additional limitation of non-GAAP financial measures is that they do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude or include different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review the Company’s financial information in its entirety and not rely on a single financial measure.

The Company defines Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income (loss) excluding interest (income) expense, income tax expense (benefit), and certain other non-cash or non-recurring items impacting net income (loss) from time to time, principally comprised of depreciation and amortization, stock-based compensation, contingent payments to certain key employees/equity holders of acquired businesses and other payments attributable to acquisition, disposition or corporate realignment activities. Management believes that the exclusion of certain expenses and gains in calculating Adjusted EBITDA provides a useful measure for period-to-period comparisons of the Company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the Company’s businesses, and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amounts of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

The Company defines Segment Operating Contribution as earnings before corporate or unallocated expenses and also excludes: (a) depreciation expense; (b) amortization of intangible assets; (c) share-based compensation expense; (d) interest and other income (expense); (e) income taxes; and (f) contingent payments to certain key employees/equity holders of acquired businesses. Management believes that the exclusion of certain expenses and gains in calculating Segment Operating Contribution provides a useful measure for period-to-period comparisons of the segment’s underlying revenue and operating costs that is focused more closely on the current costs necessary to operate the segment, and reflects the segment’s ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amounts of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

The Company defines Free Cash Flow as net cash provided by (used in) operating activities net of cash flows from contingent payments to certain key employees/equity holders of acquired businesses; other payments attributable to acquisition, disposition or corporate realignment activities; purchases of property and equipment; and purchases of intangible assets. Management believes that Free Cash Flow provides investors with useful information to measure operating liquidity because it reflects the Company’s underlying cash flows from recurring operating activities after investing in capital assets and intangible assets. Free Cash Flow is used by management, and may also be useful for investors, to assess the Company’s ability to generate cash flow for a variety of strategic opportunities, including reinvesting in its businesses, pursuing new business opportunities and potential acquisitions, paying dividends and repurchasing shares.

About Leaf Group

Leaf Group Ltd. (NYSE: LEAF) is a diversified consumer internet company that builds enduring, creator-driven brands that reach passionate audiences in large and growing lifestyle categories, including fitness and wellness (Well+Good, Livestrong.com and MyPlate App), and home, art and design (Saatchi Art, Society6 and Hunker). For more information about Leaf Group, visit www.leafgroup.com.

Cautionary Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements set forth in this press release include, among other things, statements regarding potential synergies achieved from acquisitions, the impact of strategic operational changes and the Company’s future financial performance. In addition, statements containing words such as “guidance,” “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” and “estimate” or similar expressions constitute forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. These forward-looking statements involve risks and uncertainties regarding the Company’s future financial performance; could cause actual results or developments to differ materially from those indicated due to a number of factors affecting Leaf Group’s operations, markets, products and services; and are based on current expectations, estimates and projections about the Company’s industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Potential risks and uncertainties that could affect the Company’s operating and financial results are described in Leaf Group’s annual report on Form 10-K for the fiscal year ending December 31, 2020 filed with the Securities and Exchange Commission (http://www.sec.gov) on February 25, 2021 (as amended by the Form 10-K/A filed with the Securities and Exchange Commission on April 30, 2021), as such risks and uncertainties may be updated from time to time in Leaf Group’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.” These risks and uncertainties include, among others: risks associated with political and economic instability domestically and internationally including those resulting from the COVID-19 pandemic, which have and could lead to fluctuations in the availability of credit, decreased business and consumer confidence and increased unemployment; the Company’s ability to execute its business plan to maintain compliance with the continued listing criteria of the New York Stock Exchange (“NYSE”); changes by the Small Business Administration (“SBA”) or other governmental authorities regarding the Coronavirus Aid, Relief and Economic Security Act of 2020, the SBA’s related Paycheck Protection Program (the “PPP Program”); the Company’s ability to obtain forgiveness of the loan we obtained pursuant to the PPP Program; the Company’s ability to successfully drive and increase traffic to its marketplaces and media properties; changes in the methodologies of internet search engines, including ongoing algorithmic changes made by Google, Bing and Yahoo!; the Company’s ability to attract new and repeat customers and artists to its marketplaces and successfully grow its marketplace businesses; the potential impact on advertising-based revenue from lower ad unit rates, a reduction in online advertising spending, a loss of advertisers, lower advertising yields, increased availability of ad blocking software, particularly on mobile devices and/or ongoing changes in ad unit formats; the Company’s dependence on various agreements with a specific business partner for a significant portion of its advertising revenue; the effects of shifting consumption of media content and online shopping from desktop to mobile devices and/or social media platforms; the Company’s history of incurring net operating losses; the Company’s ability to obtain capital when desired on favorable terms; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles (including media content) or other assets; the Company’s ability to effectively integrate, manage, operate and grow acquired businesses; the Company’s ability to retain key personnel; the Company’s ability to prevent any actual or perceived security breaches; the Company’s ability to expand its business internationally; the Company’s ability to generate long-term value for its stockholders; risks associated with the Company’s ability to obtain the stockholder approval required to consummate the proposed merger whereby the Company would be acquired by Graham Holdings Company and the timing of the closing of the proposed merger, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger will not occur; the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement entered into with Graham Holdings Company on April 3, 2021; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; unanticipated difficulties or expenditures relating to the proposed Merger, the response of business partners and competitors to the announcement of the proposed merger, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger; and the response of Company stockholders to the merger agreement;

and ongoing actions taken and any future actions that may be taken by activist stockholders. From time to time, the Company may consider acquisitions or divestitures that, if consummated, could be material. Any forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods. If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements. Any forward-looking statement made by the Company in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to revise or update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law, and may not provide this type of information in the future.

Additional Information and Where to Find It

This communication relates to the proposed merger (the “Merger”) involving the Company pursuant to the Agreement and Plan of Merger, dated as of April 3, 2021, by and among the Company, Graham Holdings and Pacifica Merger Sub, Inc., a wholly owned subsidiary of Graham Holdings (the “Merger Agreement) and may be deemed to be solicitation material in respect of the proposed Merger. In connection with the proposed Merger, the Company filed relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A (the “Proxy Statement”). The Proxy Statement was filed with the SEC and was first mailed to stockholders of the Company on May 6, 2021. This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC or send to the Company’s stockholders in connection with the proposed Merger. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed by the Company with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC will also be available free of charge on the Company’s website at www.leafgroup.com or by contacting the Company’s Investor Relations contact at shawn.milne@leafgroup.com.

Participants in the Solicitation

The Company and its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Merger under the rules of the SEC. Information about the directors and executive officers of the Company and their ownership of shares of the Company Common Stock is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 25, 2021 (as amended by the Form 10-K/A filed with the SEC on April 30, 2021), its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 20, 2020, and in subsequent documents filed or to be filed with the SEC, including the Proxy Statement. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests in the Merger, by security holdings or otherwise, will also be included in the Proxy Statement and will be included in other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described above.

# # #

(Tables Follow)

Investor Contacts:
Brian Gephart Chief Financial Officer (310) 917-6414 IR@leafgroup.com Shawn Milne Investor Relations (310) 656-6346 shawn.milne@leafgroup.com

Leaf Group Ltd. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$51,950	$67,080
Accounts receivable, net	14,061	13,135
Prepaid expenses and other current assets	3,796	4,358
Total current assets	69,807	84,573
Property and equipment, net	14,619	14,789
Operating lease right-of-use assets	9,540	10,266
Intangible assets, net	10,251	10,784
Goodwill	19,303	19,295
Other assets	1,169	1,220
Total assets	$124,689	$140,927

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$6,221	$13,515
Accrued expenses and other current liabilities	21,883	25,876
Deferred revenue	3,971	3,609
Debt, current	10,293	7,614
Total current liabilities	42,368	50,614
Deferred tax liability	131	115
Operating lease liabilities	7,126	7,943
Debt, non-current	1,073	3,762
Other liabilities	168	190
Total liabilities	50,866	62,624
Commitments and contingencies
Stockholders’ equity
Common stock	4	4
Additional paid-in capital	603,504	601,687
Treasury stock	(35,706)	(35,706)
Accumulated other comprehensive loss	(25)	(23)
Accumulated deficit	(493,954)	(487,659)
Total stockholders’ equity	73,823	78,303
Total liabilities and stockholders’ equity	$124,689	$140,927

Leaf Group Ltd. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended
	March 31,
	2021	2020
Revenue:
Product revenue	$33,679	$16,382
Service revenue	18,198	16,483
Total revenue	51,877	32,865
Operating expenses:
Product costs (exclusive of amortization of intangible assets shown separately below)(1)	25,370	12,449
Service costs (exclusive of amortization of intangible assets shown separately below)(1)(2)	9,369	8,977
Sales and marketing(1)(2)	9,380	7,670
Product development(1)(2)	4,829	5,520
General and administrative(1)(2)	8,521	8,084
Amortization of intangible assets	533	733
Total operating expenses	58,002	43,433
Loss from operations	(6,125)	(10,568)
Interest income	2	23
Interest expense	(125)	(89)
Other income (expense), net	(5)	10
Loss before income taxes	(6,253)	(10,624)
Income tax (expense) benefit	(42)	(52)
Net loss	$(6,295)	$(10,676)

Net loss per share—basic and diluted	$(0.18)	$(0.40)
Weighted average number of shares—basic and diluted	35,784	26,424
__________________

(1) Depreciation expense included in the above line items:
Product costs	$463	$522
Service costs	1,335	1,047
Sales and marketing	11	9
Product development	17	13
General and administrative	126	163
Total depreciation	$1,952	$1,754

(2) Stock-based compensation included in the above line items:
Service costs	$226	$371
Sales and marketing	207	365
Product development	482	705
General and administrative	837	1,263
Total stock-based compensation	$1,752	$2,704

Leaf Group Ltd. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three months ended March 31,
	2021	2020
Cash flows from operating activities
Net loss	$(6,295)	$(10,676)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,485	2,487
Non-cash lease expense	726	691
Deferred income taxes	16	7
Stock-based compensation	1,752	2,704
Other	—	42
Change in operating assets and liabilities, net of effect of acquisitions and disposals:
Accounts receivable, net	(903)	4,776
Prepaid expenses and other current assets	541	(506)
Other long-term assets	(87)	—
Operating lease ROU assets and liabilities	(781)	(702)
Accounts payable	(7,279)	(1,264)
Accrued expenses and other liabilities	(3,529)	(3,869)
Deferred revenue	361	2,430
Net cash used in operating activities	(12,993)	(3,880)
Cash flows from investing activities
Purchases of property and equipment	(1,651)	(1,708)
Net cash used in investing activities	(1,651)	(1,708)
Cash flows from financing activities
Proceeds from exercises of stock options and purchases under ESPP	231	6
Cash paid for common stock issuance costs	(293)	—
Taxes paid on net share settlements of restricted stock units	(358)	(556)
Purchases of intangible assets	(163)	—
Cash paid for acquisition holdback	—	(36)
Cash paid for debt issuance costs	—	(6)
Other	(27)	(16)
Net cash used in financing activities	(610)	(608)
Effect of foreign currency on cash, cash equivalents and restricted cash	(12)	2
Change in cash, cash equivalents and restricted cash	(15,266)	(6,194)
Cash, cash equivalents and restricted cash, beginning of period	68,364	19,126
Cash, cash equivalents and restricted cash, end of period	$53,098	$12,932

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$51,950	$11,648
Restricted cash included in other current assets	136	136
Restricted cash included in other long-term assets	1,012	1,148
Total cash, cash equivalents and restricted cash shown in the statement of cash flows	$53,098	$12,932

Leaf Group Ltd. and Subsidiaries

Unaudited Reconciliations of Non-GAAP Financial Measures

(In thousands)

	Three months ended March 31,
	2021	2020
Adjusted EBITDA:
Net loss	$(6,295)	$(10,676)
Add (deduct):
Income tax expense, net	42	52
Interest expense, net	123	66
Other income (expense), net	5	(10)
Depreciation and amortization(1)	2,485	2,487
Stock-based compensation(2)	1,752	2,704
Acquisition, disposition, realignment and contingent payment costs(3)	1,303	—
Adjusted EBITDA	$(585)	$(5,377)

Free Cash Flow:
Net cash used in operating activities	$(12,993)	$(3,880)
Purchases of property and equipment	(1,651)	(1,708)
Purchases of intangibles	(163)	—
Acquisition, disposition, realignment and contingent payments(4)	386	—
Free Cash Flow	$(14,421)	$(5,588)

(1)	Represents depreciation expense of the Company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, including amortization expense related to its investment in media content assets as included in the Company’s GAAP results of operations.
(2)	Represents the expense related to stock-based awards granted to employees, as included in the Company’s GAAP results of operations.
(3)	Represents such items, when applicable, as (a) legal, accounting and other professional service fees directly attributable to acquisition, disposition or corporate realignment activities, (b) employee severance, (c) contingent payments to certain key employees/equity holders of acquired businesses, and (d) other costs attributable to acquisition, disposition or corporate realignment activities.
(4)	Represents cash paid for such items, when applicable, as (a) legal, accounting and other professional service fees directly attributable to acquisition, disposition or corporate realignment activities, (b) employee severance, (c) contingent payments to certain key employees/equity holders of acquired businesses, and (d) other payments attributable to acquisition, disposition or corporate realignment activities.

Leaf Group Ltd. and Subsidiaries

Unaudited Reconciliation of Segment Disclosure

(In thousands)

	Three months ended March 31,
	2021	2020
Segment Revenue:
Society6 Group	$32,878	$15,993
Saatchi Art Group	5,110	2,748
Media Group	13,889	14,124
Total revenue	$51,877	$32,865

Segment Operating Contribution:
Society6 Group(1)	$1,739	$(445)
Saatchi Art Group(1)	(341)	(1,347)
Media Group(1)	4,824	3,744
Deduct:
Strategic shared services and corporate overhead(2)(3)	(8,110)	(7,329)
Acquisition, disposition and realignment costs(4)	1,303	—
Adjusted EBITDA	$(585)	$(5,377)

Reconciliation to consolidated pre-tax income (loss):
Adjusted EBITDA	$(585)	$(5,377)
Add (deduct):
Interest expense, net	(123)	(66)
Other income (expense), net	(5)	10
Depreciation and amortization(5)	(2,485)	(2,487)
Stock-based compensation(6)	(1,752)	(2,704)
Acquisition, disposition, realignment and contingent payment costs(7)	(1,303)	—
Loss before income taxes	$(6,253)	$(10,624)

(1)	Segment operating contribution reflects earnings before corporate and unallocated expenses and also excludes: (a) depreciation expense; (b) amortization of intangible assets; (c) share-based compensation expense; (d) interest and other income (expense); (e) income taxes; and (f) contingent payments to certain key employees/equity holders of acquired businesses.

(2)	Strategic shared services include shared operating expenses that are not directly attributable to the operating segments, including: network operations center, marketing, business development, product development, creative, financial systems, quality assurance, software engineering, and information systems. Corporate overhead includes general and administrative support functions that are not directly attributable to the operating segments, including: executive, accounting, finance, human resources, legal, and facilities. Strategic shared services and corporate overhead excludes the following: (a) depreciation expense; (b) amortization of intangible assets; (c) share-based compensation expense; (d) interest and other income (expenses); and (e) income taxes.

(3)	Strategic shared services and corporate overhead includes $2.0 million and $2.1 million in strategic shared services costs for the three months ended March 31, 2021 and 2020, respectively, and $6.1 million and $5.2 million in corporate overhead for the three months ended March 31, 2021 and 2020, respectively.

(4)	Represents such items, when applicable, as (a) legal, accounting and other professional service fees directly attributable to acquisition, disposition or corporate realignment activities, (b) employee severance, and (c) other costs attributable to acquisition, disposition or corporate realignment activities, excluding contingent payments to certain key employees/equity holders of acquired businesses.

(5)	Represents depreciation expense of the Company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, including amortization expense related to its investment in media content assets, included in the Company’s GAAP results of operations.

(6)	Represents the expense related to stock-based awards granted to employees as included in the Company’s GAAP results of operations.

(7)	Represents such items, when applicable, as (a) legal, accounting and other professional service fees directly attributable to acquisition, disposition or corporate realignment activities, (b) employee severance, (c) contingent payments to certain key employees/equity holders of acquired businesses, and (d) other costs attributable to acquisition, disposition or corporate realignment activities.